UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 2, 2014

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2014, the Board of Directors (the “Board”) of WebMD Health Corp. appointed Kristiina Vuori, M.D., Ph.D. to the Board as a Class III director effective July 7, 2014, with a term expiring at WebMD’s 2014 Annual Meeting of Stockholders. On July 7, 2014, WebMD issued a press release announcing the appointment. A copy of that press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Dr. Vuori will receive compensation as a non-employee director in accordance with WebMD’s non-employee director compensation practices described under the caption “Non-Employee Director Compensation” beginning on page 8 of Amendment No. 1, filed on April 29, 2014, to WebMD’s Annual Report on Form 10-K (which description, to the extent required by Item 5.02 of Form 8-K, is incorporated by reference into this Current Report pursuant to General Instruction B.3 of Form 8-K). Dr. Vuori was granted an option to purchase 13,200 shares of WebMD Common Stock, with an exercise price of $50.89 per share (the closing market price of WebMD Common Stock on July 7, 2014, the date of grant) and with 25% of the shares underlying the option scheduled to vest on each of the first through fourth anniversaries of the date of grant. The option expires 10 years from the date of grant.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release, dated July 7, 2014, regarding the appointment of Kristiina Vuori to the Board of Directors of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: July 8, 2014	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 7, 2014, regarding the appointment of Kristiina Vuori to the Board of Directors of the Registrant